CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our report dated September 20, 2012 on the financial statements and financial highlights of the Akre Focus Fund, a series of Professionally Managed Portfolios.   Such financial statements and financial highlights appear in the 2012 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
November 21, 2012